UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

April 14, 2010

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

On April 14, 2010, Lennar Corporation (the “Company”) held its 2010 annual meeting of stockholders. The final results for each of the matters submitted to a vote of security holders at the annual meeting were as follows:

(1) The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-votes

Irving Bolotin	306,912,071	49,181,936	73,368,047
Steven L. Gerard	306,510,344	49,583,663	73,368,047
Sherrill W. Hudson	306,513,574	49,580,433	73,368,047
R. Kirk Landon	306,927,330	49,166,677	73,368,047
Sidney Lapidus	355,131,613	962,394	73,368,047
Stuart A. Miller	354,225,650	1,868,357	73,368,047
Donna E. Shalala	355,039,004	1,055,003	73,368,047
Jeffrey Sonnenfeld	355,452,354	641,653	73,368,047

(2)	Stockholders ratified Deloitte & Touche LLP as the independent registered public accounting firm. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining

428,243,886	1,179,854	38,314

(3)	Stockholders did not approve a stockholder proposal regarding the Company’s building practices. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes

27,749,933	283,756,326	44,587,748	73,368,047

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2010	Lennar Corporation

	By:	/S/ BRUCE E. GROSS
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

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